Exhibit 10.20
FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
     This First Amendment to Stock Purchase Agreement (“First Amendment”) is effective as of January 10, 2008 by and among First Interstate BancSystem, Inc. (“FIBS”) and Christen Group, Inc. formerly known as First Western Bancorp, Inc. (“First Western”).
RECITALS:
A.	FIBS and First Western entered a Stock Purchase Agreement effective as of September 18, 2007 (the “Agreement”) providing for, among other things, the purchase by FIBS of all of the issued and outstanding common stock of certain subsidiaries of First Western.

B.	The Agreement contemplated, among other things, certain adjustments to the loan loss reserve of the Banks.

C.	The parties desire to amend the provisions relating to the loan loss reserve and the Purchase Price to give effect to certain accounting, tax and other considerations at the mutual agreement of the parties.

IN CONSIDERATION OF THE ABOVE, the parties agree as follows:
1.0 Definitions. Capitalized terms used in this First Amendment and not otherwise defined are accorded the meaning given such terms in the Agreement.
2.0 Amendment to Section 5.6. Section 5.6 is amended by inserting (1) in subpart (b)(i) for the dollar amount “$4,950,000.00” the dollar amount of “$4,500,000.00” and, (2) in subpart (b)(ii) for the dollar amount “$6,050,000.00” the dollar amount of “$4,200,000.00”.
3.0 Amendment to Purchase Price. Section 2.2.1 of the Agreement is amended by replacing the phrase and dollar amount “Two Hundred Fifty-One Million Three Hundred Seventy-Seven Thousand Three Hundred Ninety-Two Dollars ($251,377,392.00)” with the phrase and dollar amount “Two Hundred Forty-Nine Million Seventy-Seven Thousand Three Hundred Ninety-Two Dollars ($249,077,392.00)”.
4.0 No Further Effect. This First Amendment is intended to be and shall be construed as an integral part of the Agreement. Except as expressly amended by this First Amendment, the Agreement remains in full force and effect unimpaired by this First Amendment.
(Remainder of page blank. Signature page follows.)

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT	Page 1

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ Lyle R. Knight

Lyle R. Knight
Its: Chief Executive Officer

CHRISTEN GROUP,INC. f/k/a FIRST WESTERN BANCORP., INC.

By:	/s/ Paul Christen

Paul Christen
Its: Chief Executive Officer

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT	Page 2